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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors Tri-City Electrical Contractors, Inc.:

We consent to incorporation by reference of our report dated February 16, 1998 with respect to the consolidated balance sheets of Tri-City Electrical Contractors, Inc. as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997 and to reference our firm under the heading "Experts" in the Form S-4 of Group Maintenance America Corp.

/s/ KPMG LLP

KPMG LLP
Orlando, Florida
December 23, 1999